Exhibit 99.1

Athira Pharma Reports Second Quarter 2025 Financial Results and Provides Business Update

Data from Phase 1 clinical trial of ATH-1105 in healthy volunteers showed a favorable safety and tolerability profile; dose proportional pharmacokinetics and CNS penetration support continued clinical development

BOTHELL, Wash., August 7, 2025 – Athira Pharma, Inc. (NASDAQ: ATHA), a clinical stage biopharmaceutical company focused on developing small molecules to restore neuronal health and slow neurodegeneration, today reported financial results for the quarter ended June 30, 2025, and provided recent pipeline and business updates.

“We are pleased with the progress we made in the first half of 2025 advancing ATH-1105 as a potential therapy for ALS,” said Mark Litton, Ph.D., President and Chief Executive Officer of Athira. “In May, we announced encouraging first-in-human safety and pharmacokinetic data from our Phase 1 clinical trial of ATH-1105 at the Annual ALS Drug Development Summit. The data presented showed favorable safety and tolerability in healthy volunteers and dose proportional pharmacokinetics and CNS penetration, which support ATH-1105’s continued development. We have substantially completed preparation activities to enable initiation of a future clinical trial in people living with ALS by us or in conjunction with a partner subject to our continued exploration of strategic alternatives focused on maximizing stockholder value. We look forward to providing an update regarding our plans in the near future.”

Clinical Development & Pipeline Programs

Athira’s drug development pipeline includes next-generation small molecule drug candidates designed to promote the neurotrophic hepatocyte growth factor (HGF) system, which activates neuroprotective, neurotrophic and anti-inflammatory pathways in the central nervous system.

ATH-1105 – A novel, orally available, brain-penetrant, next-generation small molecule drug candidate designed to positively modulate the neurotrophic HGF system for potential treatment of neurodegenerative diseases, including amyotrophic lateral sclerosis (ALS), Alzheimer’s disease, and Parkinson’s disease. ATH-1105 is currently in clinical development for the potential treatment of ALS.

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In May 2025, Athira presented data from the first-in-human Phase 1 clinical trial (NCT 06432647) of ATH-1105 at the 4th Annual ALS Drug Development Summit. Key highlights from the presentation include:
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ATH-1105 has demonstrated consistent and robust beneficial effects in preclinical models of ALS
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ATH-1105 showed a favorable safety profile and was well tolerated in both single and multiple ascending dose studies in healthy volunteers

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ATH-1105 showed dose proportional pharmacokinetics and central nervous system (CNS) penetration
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Athira conducted the first-in-human Phase 1 (NCT 06432647) double-blind, placebo-controlled clinical trial that enrolled 80 healthy volunteers to evaluate single and multiple oral ascending doses of ATH-1105. The study was completed in November 2024 and evaluated the safety and tolerability of ATH-1105 and included measurements of pharmacokinetic outcomes. The results of the Phase 1 trial showed that ATH-1105 demonstrated a favorable safety profile and was well-tolerated in healthy volunteers, supporting continued clinical development.
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ATH-1105’s potential is supported by a growing body of preclinical evidence demonstrating statistically significant improvements in nerve and motor function, biomarkers of inflammation and neurodegeneration, and survival in various models of ALS.

Fosgonimeton (ATH-1017) – A once daily, subcutaneously administered drug candidate initially targeted for the potential treatment of Alzheimer’s disease.

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In September 2024, Athira announced topline results from the LIFT-AD Phase 2/3 clinical trial of fosgonimeton in mild-to-moderate Alzheimer’s disease. The study did not meet its primary or key secondary endpoints, but biomarker and subgroup data were directionally consistent with the broad neuroprotective mechanism of action.

Exploration of Strategic Alternatives

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Following Athira’s receipt of the topline results of LIFT-AD, the company made the determination to explore strategic alternatives focused on maximizing stockholder value. Athira engaged Cantor Fitzgerald & Co. to act as an advisor in this process.
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Additionally, Athira paused further development of fosgonimeton, including the related open label extension clinical trial, while continuing the development of ATH-1105 and exploring partnering options.

Financial Results

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Cash Position. Cash, cash equivalents and investments were $29.8 million as of June 30, 2025, compared to $51.3 million as of December 31, 2024. Net cash used in operations was $21.7 million for the six months ended June 30, 2025, compared to $48.1 million for the six months ended June 30, 2024.
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Research and Development (R&D) Expenses. R&D expenses were $3.7 million for the quarter ended June 30, 2025, compared to $22.2 million for the quarter ended June 30, 2024.
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General and Administrative (G&A) Expenses. G&A expenses were $3.6 million for the quarter ended June 30, 2025, compared to $5.9 million for the quarter ended June 30, 2024.
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Net Loss. Net loss was $7.0 million, or $0.18 per share, for the quarter ended June 30, 2025, compared to a net loss of $26.9 million, or $0.70 per share, for the quarter ended June 30, 2024.

About Athira Pharma, Inc.

Athira Pharma, Inc., headquartered in the Seattle, Washington area, is a clinical-stage biopharmaceutical company focused on developing small molecules to restore neuronal health and slow neurodegeneration. Athira aims to alter the course of neurological diseases by advancing its drug candidates that modulate the neurotrophic HGF system. For more information, visit www.athira.com. You can also follow Athira on Facebook, LinkedIn, X (formerly known as Twitter) and Instagram.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not based on historical fact and include statements regarding: Athira’s drug candidates as potential treatments for amyotrophic lateral sclerosis and other neurodegenerative diseases; future development plans and the timing thereof; the potential learnings from preclinical studies and other nonclinical data and their ability to inform and improve future clinical development plans; the implications of learnings from our Phase 1 ATH-1105 clinical trial for future development plans, including the timing and our plans to investigate ATH-1105 in a future clinical trial in people living with ALS either by us or in conjunction with a partner; expectations regarding the potential efficacy and commercial potential of Athira’s drug candidates; Athira’s ability to advance its drug candidates into later stages of development; and Athira’s plans and expectations regarding Athira’s exploration of strategic alternatives and partnering options. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “on track,” “would,” “expect,” “plan,” “believe,” “intend,” “pursue,” “continue,” “suggest,” “potential,” “target,” and similar expressions. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the data from preclinical and clinical trials may not support the safety, efficacy and tolerability of Athira’s drug candidates; development of drug candidates may cease or be delayed; regulatory authorities could object to protocols, amendments and other submissions; future potential regulatory milestones for drug candidates, including those related to current and planned clinical studies, may be insufficient to support regulatory submissions or approval; whether Athira’s trials are sufficiently powered to meet the planned endpoints; Athira may not be able to recruit sufficient patients for its clinical trials; the outcome of legal proceedings that may in the future be instituted against Athira, its directors and officers; possible negative interactions of Athira's drug candidates with other treatments; FDA regulatory delays and uncertainty and new policies implemented under the current administration, including executive orders, changes in the leadership of federal agencies such as the FDA and SEC, staff layoffs, budget cuts to agency programs and research, and changes in drug pricing controls; Athira’s assumptions regarding its financial condition and the sufficiency of its cash, cash equivalents and investments to fund its planned operations may be incorrect; adverse conditions in the general domestic and global economic markets, including as a result of tariffs; the impact of competition; the impact of drug candidate development and clinical activities on operating expenses; the impact of new or changing laws and regulations; risks related to Athira’s exploration of strategic alternatives; as well as the other risks detailed in Athira’s filings with the Securities and Exchange Commission from time to time. These forward-looking statements speak only as of the date hereof and Athira undertakes no obligation to update forward-looking statements. Athira may not actually achieve the plans, intentions, or expectations disclosed in its forward-looking statements, and you should not place undue reliance on the forward-looking statements.

Investor & Media Contact:

Julie Rathbun

Athira Pharma

Julie.rathbun@athira.com

206-769-9219

Athira Pharma, Inc.

Condensed Consolidated Balance Sheets

(Amounts in thousands)

	June 30,	December 31,
	2025	2024
	(unaudited)
Assets
Cash and cash equivalents	$19,888	$48,438
Short-term investments	9,935	2,837
Other short-term assets	2,395	3,566
Other long-term assets	3,327	3,938
Total assets	$35,545	$58,779
Liabilities and stockholders' equity
Current liabilities	$2,981	$13,135
Long-term liabilities	578	803
Total liabilities	3,559	13,938
Stockholders' equity	31,986	44,841
Total liabilities and stockholders' equity	$35,545	$58,779

Athira Pharma, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended June 30,
	2025	2024
Operating expenses:
Research and development	$3,661	$22,154
General and administrative	3,630	5,874
Total operating expenses	7,291	28,028
Loss from operations	(7,291)	(28,028)
Other income, net	325	1,169
Net loss	$(6,966)	$(26,859)
Unrealized (loss) gain on available-for-sale securities	1	99
Comprehensive loss attributable to common stockholders	$(6,965)	$(26,760)
Net loss per share attributable to common stockholders, basic and diluted	$(0.18)	$(0.70)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	39,092,961	38,379,733